    As filed with the Securities and Exchange Commission on January 15, 2002.
                                             Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   __________
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   __________
                        CAPITAL ONE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                   __________

                 Delaware                                  54-171854
       (State or other jurisdiction                    (I.R.S. Employer
     of incorporation or organization)                Identification No.)

                                   __________
                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                        (Address, including zip code, of
                    Registrant's principal executive offices)

                                   __________

                        CAPITAL ONE FINANCIAL CORPORATION
                            1994 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                   __________
                           JOHN G. FINNERAN, JR., Esq.
                    Executive Vice President, General Counsel
                             and Corporate Secretary
                      2980 Fairview Park Drive, Suite 1300
                        Falls Church, Virginia 22042-4525
                                 (703) 205-1000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   __________

                                  CALCULATION OF REGISTRATION FEE
==================================================================================================
      Title of Security       Amount to be       Proposed            Proposed
      to be Registered         Registered        Maximum              Maximum         Amount of
                                              Offering Price         Aggregate      Registration
                                                Per Unit (2)      Offering Price        Fee
--------------------------------------------------------------------------------------------------
     Stock Options (1)           385,104           $8.10           $3,119,342          $746
==================================================================================================

(1) Represent options to purchase shares of common stock, $.01 par value ("Common Stock"), of the Registrant issuable under the Registrant's 1994 Stock Incentive Plan (the "Plan") in consideration for the agreement of a recipient to forgo certain potential incentive compensation payments. The shares of Common Stock issuable upon the exercise of the Stock Options either were registered previously under the Securities Act of 1933, as amended, pursuant to Registration Statements 33-86986, 333-4586, 333-51637, 333-78067, 333-92345, 333-43288, 333-58628, 333-72822, and 333-72788 or will be registered before the Stock Options are exercised.

(2) Purchase price of the Stock Option registered for sale under the Plan.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Capital One Financial Corporation (the "Registrant") on Form S-8 relating to the same employee benefit plan is effective.

     This Registration Statement incorporates by reference the contents of the Registrant's earlier Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "SEC") on November 5, 2001 (File No. 333-72788) relating to 2,967,318 options issuable under the Registrant's 1994 Stock Incentive Plan, and any documents incorporated by reference therein, including any documents subsequently filed by the Registrant. The maximum number of options that may be issued under this Registration Statement and Registration Statement No. 333-72788 is 3,352,422.

Item 5.  Interests of Named Experts and Counsel.

     John G. Finneran, Jr., Esq., Executive Vice President, General Counsel and Corporate Secretary of the Registrant, who has rendered the opinion attached hereto as Exhibit 5, holds 27,051 shares of Common Stock, vested options to purchase an additional 119,652 shares of Common Stock issued under the Plan and unvested options to purchase an additional 535,293 shares of Common Stock issued under the Plan.

Item 8.  Exhibits.

            Exhibit
            Number           Description                  Reference
            ------           -----------                  ---------

                 5    Opinion of Counsel                  Filed herewith

              23.1    Consent of Counsel                  Contained in Exhibit 5

              23.2    Consent of Independent Auditors     Filed herewith

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Commonwealth of Virginia, on the 15th day of January, 2002.

                                    CAPITAL ONE FINANCIAL CORPORATION




                                    By /s/ John G. Finneran, Jr.
                                       -----------------------------------------
                                       John G. Finneran, Jr.
                                       Executive Vice President, General Counsel
                                        and Corporate Secretary

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David M. Willey and John G. Finneran, Jr., Esq. his true and lawful attorney-in-fact and agent, for him, with full power of substitution and resubstitution, for him and in his name, place and stand, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated below on the 15th day of January, 2002.


          SIGNATURE                                 TITLE


/s/ Richard D. Fairbank         Director, Chairman and Chief Executive Officer
-----------------------------
Richard D. Fairbank             (Principal Executive Officer)


/s/ Nigel W. Morris             Director, President and Chief Operating Officer
-----------------------------
Nigel W. Morris


/s/ David M. Willey             Executive Vice President and Chief Financial
-----------------------------
David M. Willey                 Officer
                                (Principal Financial Officer)


/s/ W. Ronald Dietz             Director
-----------------------------
W. Ronald Dietz


/s/ James A. Flick, Jr.         Director
-----------------------------
James A. Flick, Jr.


/s/ Patrick W. Gross            Director
-----------------------------
Patrick W. Gross


/s/ James V. Kimsey             Director
-----------------------------
James V. Kimsey


/s/ Stanley I. Westreich        Director
-----------------------------
Stanley I. Westreich

                                  Exhibit Index

    Exhibit                                                 Sequential
    Number                   Description                    Page Number
    ------                   -----------                    -----------

             5     Opinion of Counsel                           9

          23.1     Consent of Counsel                           9

          23.2     Consent of Independent Auditors             10